Exhibit 99.1

Radisys Reports Third Quarter GAAP EPS of 10 Cents and Non-GAAP EPS of 22 Cents

  Record Higher Margin Next Generation Revenues of $53.6 Million, up 74% Year Over Year and growing to 55% of Total Revenue
  Strong Design Wins of Approximately $100 Million of Projected Next Generation Revenue Over the Next 5 Years
  Continuous Computing Integration on Track to Achieve Synergies of $13 to $15 Million in 2012

HILLSBORO, Ore.--(BUSINESS WIRE)--October 27, 2011--Radisys® Corporation (NASDAQ: RSYS), a leading provider of embedded wireless infrastructure solutions for telecom, aerospace, defense and public safety applications, announced revenues for the third quarter of $97.9 million and Non-GAAP revenue of $99.3 million, up $24.1 million on a non-GAAP basis as compared to the same quarter in the prior year. Next Generation Communication Networks revenue grew 74% from the same quarter in the prior year to $53.6 million, representing 55% of total revenue. Third quarter GAAP net income was $2.8 million or $0.10 per diluted share and non-GAAP net income was $6.6 million or $0.22 per diluted share. Non-GAAP results exclude the impact of purchase accounting adjustments, amortization of acquired intangible assets, stock-based compensation, restructuring and acquisition-related charges, a gain on the liquidation of a foreign subsidiary and non-recurring tax adjustments. A reconciliation of GAAP to Non-GAAP results is located in the tables below.

Commenting on the third quarter results and the new combined Radisys, Mike Dagenais, Radisys’ Chief Executive Officer stated, “Our third quarter financial results came in as expected, and we had an exceptionally strong design win quarter with awards totaling approximately $100 million in projected revenue over the next five years. The design wins were comprised of awards in virtually all of our major applications, but of particular note were wins in Traffic Management and Wireless 4G LTE Evolved Packet Core with significant, well-known customers. Since taking over the reins of the new Radisys ninety days ago, I am excited about what I see, especially the significant potential of our Next Generation Communication business. Our new combined Next Generation business is expected to exit this year at a run-rate of $200 million in revenue on an annual basis, growing at around 20% a year with gross margins of 40 to 50%. This business grew 74% in our most recent quarter and now represents 55% of total revenue. This gives us a substantial foundation for robust growth going forward, and the long expected decline of our low margin Legacy business shouldn’t cloud the significant sales and profit growth opportunity of our core Next Generation business.”

Mr. Dagenais went on to say, “The integration of Radisys and Continuous Computing is proceeding as planned and we’re on track to achieve our previously projected 2012 operating expense synergies of at least $8 to $10 million plus $5 million of synergies expected in cost of goods sold. In addition, the Board of Directors recently endorsed our strategy focused on embedded wireless infrastructure solutions that will enable our customers to solve the growing wireless network capacity issues. We believe that our combination of hardware and software expertise, along with our professional service capabilities, creates a compelling and unique offering that our customers value and our competitors will find hard to duplicate. Our primary focus is the wireless telecom market; however we are also targeting other markets where we can add value with our product breadth. These include the defense and aerospace market and the public safety market, which includes police, fire, and security applications. We will also further leverage our core competencies in hardware design by making renewed investments in medical and other commercial markets, which we expect will enable our commercial revenues to grow in 2013. We believe these strategies will enable us to grow the overall Company revenue and accelerate earnings growth in 2012 and into 2013 and beyond.”

Third Quarter Financial Highlights

  Total GAAP revenue was $97.9 million and Non-GAAP Revenue was $99.3 million. Next-Generation Communications Networks product revenue was $53.6 million, or 55% of total revenue, and represents an increase of 74% from the same quarter last year.
  GAAP gross margin was 28.6%. Non-GAAP gross margin was 33.5%, increasing from 32.8% in the third quarter of 2010.
  Total GAAP Research and Development (R&D) and Selling, General and Administrative (SG&A) expenses were $28.6 million and non-GAAP R&D and SG&A expenses were $26.9 million, representing a $7.0 million increase from the prior quarter due to the addition of Continuous Computing operating expenses.
  Cash flow from operating activities was $4.4 million. Cash and cash equivalents were $55.9 million at the end of the third quarter, down from $135.6 million at the end of the second quarter. The decrease includes the $79.3 million cash paid, net of cash acquired, for the acquisition of Continuous Computing.

Fourth Quarter / Full Year 2011 Outlook

  Fourth Quarter Revenue: Non-GAAP revenue is projected to be between $76 and $82 million. Next Generation Communication Networks Non-GAAP revenues are expected to decline by approximately 10% sequentially, consistent with the current macro-economic conditions and market softening. Despite the decrease, these revenues are still expected to grow by 75% year over year and up to 25% on a pro-forma basis when including historic Continuous Computing revenue. Commercial revenue is expected to decrease approximately $6 million, or around 30%, sequentially. Legacy Communications revenues are expected to decrease sequentially by approximately $9 million and fall to only around 19% of total revenue. While the Company has long expected a decline in Legacy products revenue as they approach end of life, the rate of the decline is now accelerating due to the Company’s largest customer’s softening demand.
  Full Year Revenue: Total Non-GAAP revenues are projected to be between $329 and $335 million, up 16% to18% over 2010. Within this increase, Non-GAAP Next Generation Communication Networks revenues are expected to grow by up to 20%, on a pro-forma basis when including historic Continuous Computing revenue, and in total are projected to exit 2011 at an annualized run-rate of approximately $200 million, up over 70% from a year ago.
  Gross Margin: Fourth quarter non-GAAP gross margin rate is expected to rise to between 34% and 35% from 33.5% in the third quarter as more of the revenue shifts to Next Generation Communication Networks Products that continue to have non-GAAP gross margins of 40% or higher.
  Operating Expenses: Fourth quarter non-GAAP R&D and SG&A expenses are expected to be flat with the prior quarter at the midpoint of the guidance range. Acquisition-related integration and restructuring charges, excluded from non-GAAP results, are expected to be around $3.5 million in the fourth quarter.
  EPS: Fourth quarter GAAP net loss is expected to be $0.38 to $0.32 per share. Fourth quarter non-GAAP results are expected to be between a net loss of $0.03 per share and net income of $0.03 per diluted share. The acquisition of Continuous Computing is still expected to be accretive to Radisys’ non-GAAP earnings no later than the first quarter of 2012.

2012 Outlook

  Revenue: Total revenues are projected to be $345 to $355 million, in line with the Company’s previous guidance. Pro-forma Next Generation Communication Networks revenues are expected to increase by approximately 20% from the prior year to become two-thirds or more of total Company revenues. Commercial revenues are expected to be $50 to $60 million in 2012, and new investments to re-engage customers are expected to drive revenue growth in this business starting in 2013. Legacy Communications Networks revenue is expected to decline by up to 50% from the prior year as previously expected. First quarter 2012 revenue is expected to be slightly down seasonally when compared to the fourth quarter with accelerating demand from known design wins ramping throughout the year.
  Gross Margin: Non-GAAP gross margin rate is expected to grow to be between 36% and 37%, with the expansion continuing to come from the Company’s transition to higher value Next Generation products as well as acquisition related synergies of approximately $5 million.
  Operating Expense: Total Non-GAAP R&D and SG&A expenses are expected to decrease by at least $8 to $10 million in 2012 from the current quarterly expense run-rate as a result of acquisition synergies. Acquisition-related integration and restructuring charges, which are excluded from non-GAAP results, are expected to be $5 million in 2012 and are expected to be incurred in the first three quarters of 2012.
  EPS: 2012 non-GAAP EPS is expected to between $0.80 and $0.85 cents, which is consistent with the Company’s previous guidance.

Conference Call and Web-cast Information

Radisys will host a conference call on Thursday, October 27, 2011 at 5:00 p.m. ET to discuss the third quarter 2011 results, the financial and business outlook for the fourth quarter and 2012.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID#18127918. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.Radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Thursday, November 10, 2011. To access the replay, dial (855) 859-2056 or (404) 537-3406 with conference ID# 18127918. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.Radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy, financial outlook, expectations for the fourth quarter of 2011 and the full year 2012, and items related to the acquisition of Continuous Computing such as certain royalty revenues, earn-out payments, expected synergies and other expense savings and operational and administrative efficiencies, revenue growth, margin improvement, accretion to earnings, financial performance, management changes and other attributes of the Company following the acquisition. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration, (b) the Company’s use of one contract manufacturer for a significant portion of the production of its products, (c) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (d) the ability of the Company to successfully integrate the business and operations of Continuous Computing and higher than expected costs of integration, (e) performance and customer acceptance of the Trillium line of products, (f) the combined Company’s financial results and performance and (g) other factors listed in the Company’s reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys’ Annual Report on Form 10-K for the year ended December 31, 2010 and in Radisys’ subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company’s investor relations web site at http://investor.Radisys.com/, or at the SEC’s website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this press release is as of October 27, 2011. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) purchase accounting adjustments, (b) amortization of acquired intangible assets, (c) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R (now codified at FASB ASC Topic 718), (d) restructuring and acquisition-related charges, net (reversals), (e) gain on the liquidation of a foreign subsidiary, (f) tax contingency adjustments, and (g) income taxes effect of reconciling items. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Radisys

Radisys (NASDAQ: RSYS) is a leading provider of embedded wireless infrastructure solutions for telecom, aerospace, defense and public safety applications. Radisys' market-leading ATCA, IP Media Server and Com Express platforms coupled with world-renowned Trillium software, services and market expertise enable customers to bring high-value products and services to market faster with lower investment and risk. Radisys solutions are used in a wide variety of 3G & 4G / LTE mobile network applications including: Radio Access Networks (RAN) solutions from femtocells to picocells and macrocells, wireless core network applications, Deep Packet Inspection (DPI) and policy management; conferencing and media services including voice, video and data, as well as customized mobile network applications that support the aerospace, defense and public safety markets.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues	$97,876	$75,167	$251,359	$217,485
Cost of sales:
Cost of sales	66,610	50,740	173,777	147,089
Amortization of purchased technology	3,283	1,630	5,610	5,018
Gross margin	27,983	22,797	71,972	65,378
Operating expenses
Research and development	12,955	9,863	31,562	29,174
Selling, general and administrative	15,610	11,225	37,520	34,030
Intangible assets amortization	1,234	192	1,618	538
Restructuring and acquisition-related charges, net	5,758	(228)	8,279	(203)
Gain on the liquidation of a foreign subsidiary	(2,081)	—	(2,081)	—
Income (loss) from operations	(5,493)	1,745	(4,926)	1,839
Interest expense	(458)	(462)	(1,410)	(1,578)
Other income, net	333	4	284	532
Income (loss) before income tax benefit	(5,618)	1,287	(6,052)	793
Income tax benefit	(8,383)	(884)	(8,478)	(920)
Net income	$2,765	$2,171	$2,426	$1,713

Net income per share:
Basic	$0.10	$0.09	$0.10	$0.07
Diluted (I)	$0.10	$0.09	$0.09	$0.07
Weighted average shares outstanding
Basic	26,432	24,212	25,038	24,088
Diluted (I)	27,820	24,400	25,595	24,310

(I) For all periods presented, the computation of diluted earnings per share excludes the effects of the Company's 2013 convertible senior notes, as they are anti-dilutive.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30, 2011	December 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$55,902	$129,078
Accounts and other receivables, net	63,448	44,520
Inventories and inventory deposit, net	36,955	21,372
Other current assets	10,505	5,163
Total current assets	166,810	200,133
Property and equipment, net	12,271	9,487
Goodwill and intangible assets, net	115,241	7,248
Other assets, net	20,910	24,060
Total assets	$315,232	$240,928

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$52,762	$29,190
Deferred income	9,437	4,424
Other accrued liabilities	25,436	19,470
Total current liabilities	87,635	53,084
2013 convertible senior notes, net	50,000	50,000
Other long-term liabilities	8,515	450
Total liabilities	146,150	103,534
Shareholders' equity:
Common stock	299,063	266,945
Accumulated deficit	(132,257)	(134,683)
Accumulated other comprehensive income	2,276	5,132
Total shareholders’ equity	169,082	137,394
Total liabilities and shareholders’ equity	$315,232	$240,928

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$2,765	$2,171	$2,426	$1,713
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	6,321	3,187	11,535	9,673
Stock-based compensation expense	1,901	1,440	4,038	4,880
Other adjustments	(8,575)	(648)	(7,472)	79
Changes in operating assets and liabilities, net of acquisitions:
Accounts and other receivables	2,997	(397)	(4,295)	2,834
Inventories and inventory deposit	(9,998)	(1,381)	(12,185)	(1,874)
Accounts payable	9,638	2,476	18,151	5,673
Deferred income	(277)	421	2,574	1,649
Other operating assets and liabilities	(350)	(3,308)	(857)	(5,373)
Net cash provided by operating activities	4,422	3,961	13,915	19,254
Cash flows from investing activities:
Capital expenditures	(2,147)	(1,410)	(4,289)	(3,283)
Other investing activities, net	(79,298)	25,189	(79,798)	56,051
Net cash provided by (used in) investing activities	(81,445)	23,779	(84,087)	52,768
Cash flows from financing activities:
Repurchases of common stock	(2,662)	—	(3,920)	—
Proceeds from issuance of common stock	410	576	1,324	2,130
Other financing activities, net	(261)	(17,336)	(408)	(41,616)
Net cash used in financing activities	(2,513)	(16,760)	(3,004)	(39,486)
Effect of exchange rate changes on cash	(194)	265	—	49
Net increase (decrease) in cash and cash equivalents	(79,730)	11,245	(73,176)	32,585
Cash and cash equivalents, beginning of period	135,632	122,012	129,078	100,672
Cash and cash equivalents, end of period	$55,902	$133,257	$55,902	$133,257

	REVENUES
	BY GEOGRAPHY
	(In thousands, unaudited)

		For the Three Months Ended				For the Nine Months Ended
		September 30,				September 30,
		2011		2010		2011		2010
	North America	$30,188	30.8%	$24,739	32.9%	$73,137	29.1%	$74,731	34.3%
	Europe, the Middle East and Africa (“EMEA”)	21,337	21.8	20,937	27.9	63,133	25.1	59,961	27.6
	Asia Pacific	46,351	47.4	29,491	39.2	115,089	45.8	82,793	38.1
	Total	$97,876	100.0%	$75,167	100.0%	$251,359	100.0%	$217,485	100.0%

	REVENUES BY PRODUCT GROUP
	(In thousands, unaudited)

		For the Three Months Ended				For the Nine Months Ended
		September 30,				September 30,
		2011		2010		2011		2010
	Next Generation Communication Networks Products (I)	$53,626	54.9%	$30,857	41.1%	$116,155	46.2%	$90,093	41.4%
	Legacy Communication Networks Products	23,717	24.2	24,575	32.6	76,711	30.5	71,073	32.7
	Total Communication Networks Products	77,343	79.1%	55,432	73.7%	192,866	76.7%	161,166	74.1%
	Medical Products	8,447	8.6%	8,403	11.2%	21,291	8.5%	24,738	11.4%
	Other Commercial Products	12,086	12.3	11,332	15.1	37,202	14.8	31,581	14.5
	Total Commercial Products	20,533	20.9%	19,735	26.3%	58,493	23.3%	56,319	25.9%
	Total Revenues	$97,876	100.0%	$75,167	100.0%	$251,359	100.0%	$217,485	100.0%

(I)

For the three and nine months ended September 30, 2011, Next Generation Communication Networks revenues include a reduction in revenue of $1,377 for purchase accounting adjustments. Refer to the description of non-GAAP financial measures for detail of this adjustment.

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2011		2010		2011		2010
REVENUES:
GAAP revenues	$97,876		$75,167		$251,359		$217,485
(a) Purchase accounting adjustments	1,377		—		1,377		—
Non-GAAP revenues	$99,253		$75,167		$252,736		$217,485

GROSS MARGIN:
GAAP gross margin	$27,983	28.6%	$22,797	30.3%	$71,972	28.6%	$65,378	30.1%
(a) Purchase accounting adjustments	1,544		—		1,544		—
(b) Amortization of acquired intangible assets	3,283		1,630		5,610		5,018
(c) Stock-based compensation	217		194		572		640
(d) Restructuring and acquisition-related charges, net	212		—		212		—
Non-GAAP gross margin	$33,239	33.5%	$24,621	32.8%	$79,910	31.6%	$71,036	32.7%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$12,955	13.2%	$9,863	13.1%	$31,562	12.6%	$29,174	13.4%
(c) Stock-based compensation	(464)		(302)		(1,070)		(1,010)
Non-GAAP research and development	$12,491	12.6%	$9,561	12.7%	$30,492	12.1%	$28,164	12.9%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$15,610	15.9%	$11,225	14.9%	$37,520	14.9%	$34,030	15.6%
(c) Stock-based compensation	(1,220)		(944)		(2,396)		(3,230)
Non-GAAP selling, general and administrative	$14,390	14.5%	$10,281	13.7%	$35,124	13.9%	$30,800	14.2%

INCOME FROM OPERATIONS:
GAAP income (loss) from operations	$(5,493)	(5.6)%	$1,745	2.3%	$(4,926)	(2.0)%	$1,839	0.8%
(a) Purchase accounting adjustments	1,544		—		1,544		—
(b) Amortization of acquired intangible assets	4,517		1,822		7,228		5,556
(c) Stock-based compensation	1,901		1,440		4,038		4,880
(d) Restructuring and acquisition-related charges, net	5,970		(228)		8,491		(203)
(e) Gain on the liquidation of a foreign subsidiary	(2,081)		—		(2,081)		—
Non-GAAP income from operations	$6,358	6.4%	$4,779	6.4%	$14,294	5.7%	$12,072	5.6%

NET INCOME
GAAP net income	$2,765	2.8%	$2,171	2.9%	$2,426	1.0%	$1,713	0.8%
(a) Purchase accounting adjustments	1,544		—		1,544		—
(b) Amortization of acquired intangible assets	4,517		1,822		7,228		5,556
(c) Stock-based compensation	1,901		1,440		4,038		4,880
(d) Restructuring and acquisition-related charges, net	5,970		(228)		8,491		(203)
(e) Gain on the liquidation of a foreign subsidiary	(2,081)		—		(2,081)		—
(f) Non-recurring tax adjustments	(7,557)		(1,029)		(7,557)		(1,029)
(g) Income tax effect of reconciling items	(508)		(12)		(624)		(99)
Non-GAAP net income	$6,551	6.6%	$4,164	5.5%	$13,465	5.3%	$10,818	5.0%

GAAP weighted average diluted shares	27,820		24,400		25,595		24,310
Dilutive equity awards included in
Non-GAAP earnings per share	662		225		436		201
2013 convertible senior notes dilutive shares (I)	3,837		3,837		3,837		3,837
Non-GAAP weighted average diluted shares (I)	32,319		28,462		29,868		28,348
GAAP net income per share (diluted)	$0.10		$0.09		$0.09		$0.07
Non-GAAP adjustments detailed above	0.12		0.07		0.41		0.35
NON-GAAP net income per share (diluted) (I)	$0.22		$0.16		$0.50		$0.42

(I) For the three and nine months ended September 30, 2011 and 2010, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $456,000 and $1.4 million related to dilutive equity shares underlying our 2013 convertible senior notes. For the three and nine months ended September 30, 2010 the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $456,000 and $1.0 million related to dilutive equity shares underlying our 2013 convertible senior notes.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	December 31, 2011
	Low End	High End
GAAP net loss (assumes tax rate of 10%)	$(10.0)	$(8.6)
(a) Purchase accounting adjustments	0.7	0.7
(b) Amortization of acquired intangible assets	4.0	4.0
(c) Stock-based compensation	2.1	2.1
(d) Restructuring and acquisition-related charges, net	3.5	3.5
(g) Income tax effect of reconciling items	(1.0)	(0.9)
Total adjustments	9.3	9.4
Non-GAAP net income (loss) (assumes tax rate of 5%)	$(0.7)	$0.8

GAAP weighted average shares	26,600	26,600
Non-GAAP adjustments	—	2,300
Non-GAAP weighted average shares (diluted) (I)	26,600	28,900

GAAP net loss per share	$(0.38)	$(0.32)
Non-GAAP adjustments detailed above	0.35	0.35
Non-GAAP net income (loss) per share (diluted) (I)	$(0.03)	$0.03

(I) For the three months ended December 31, 2011, guidance for the diluted earnings per share calculation includes the effects of the 3.8 million shares underlying our 2013 convertible senior notes and excludes the related interest costs totaling $456,000.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
REVENUES
(unaudited)

	Three Months Ended
	December 31, 2011
	Low End	High End
GAAP	$75.3	$81.3
(a) Purchase accounting adjustments	(0.7)	(0.7)
Non-GAAP	$76.0	$82.0

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

	Three Months Ended
	December 31, 2011
	Low End	High End
GAAP	29.2%	30.6%
(a) Purchase accounting adjustments	0.9	0.8
(b) Amortization of acquired intangible assets	3.6	3.3
(c) Stock-based compensation	0.3	0.3
Non-GAAP	34.0%	35.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

	Estimates at the midpoint of the guidance range for the Three Months Ended
	December 31, 2011
	R&D	SG&A
GAAP	$13.4	$16.7
(b) Amortization of acquired intangible assets	—	(1.3)
(c) Stock-based compensation	(0.5)	(1.4)
Non-GAAP	$12.9	$14.0

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Purchase accounting adjustments: Purchase accounting adjustments consistent of the impact to revenues and cost of sales associated with adjusting deferred revenue and inventories of acquired companies to fair value. For deferred revenue, as is the case with our existing business, at the time of acquisition, the acquired business recorded deferred revenue related to past transactions for which revenue would have been recognized by the acquired entity in future periods as revenue recognition criteria were satisfied. However, purchase accounting rules require us to write down a portion of this deferred revenue to its then current fair value, which is equivalent to the cost to complete the outstanding obligations required to earn the deferred revenue plus a reasonable margin. Consequently, in post-acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with deferrals for which no future obligations existed as well as obligations we assumed to provide maintenance or support to customers of the acquired business that were excluded as a result of these purchase accounting adjustments. We believe that the non-GAAP revenue disclosures enhance investors' ability to conduct period-over-period analyses of our results that reflect the full impact of the acquired business's results together with the results from our pre-existing products and services.

In addition, the non-GAAP financial results exclude the impact to cost of sales from the markup of inventories required by GAAP as part of the fair value adjustments required under purchase accounting for business combinations. This results from marking the acquired company's inventory to fair value at the time of acquisition. This charge is not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because it is not related to our core operating performance, and the frequency and amount of this type of charge can vary significantly based on the size and timing of our acquisitions. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

(b) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(d) Restructuring and acquisition-related charges, net: Restructuring and acquisition-related charges, net: Restructuring primarily relates to activities engaged in by the Company's management to simplify and focus its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

In addition to restructuring activities, we exclude certain other acquisition-related items including the following, when applicable: (i) integration related charges; and (ii) acquisition-related charges. Acquisitions result in non-recurring operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. Integration charges include, among other things, expenses associated with operational consolidation, training, rebranding and consulting. Acquisition-related charges include transaction fees and legal and professional service expenses incurred in connection with our acquisitions. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(e) Gain on the liquidation of a foreign subsidiary: During the third quarter of 2011, as part of an update of our tax planning strategy, we completed the liquidation of Radisys Technology Ireland Limited (“RTIL”). As a result of this liquidation we recorded a gain to reflect the realization of accumulated foreign currency translation adjustments related to RTIL. This gain represents the net unrealized foreign currency translation gains accumulated from changes in exchange rates and the related effects from the translation of assets and liabilities of RTIL. The liquidation of foreign subsidiaries occurs on an infrequent basis and management does not view the impact of this non-cash charge as indicative of the ongoing performance of the Company. As such, the Company believes it is appropriate to exclude this gain from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(f) Non-recurring tax adjustments: During the third quarter of 2011 the Company recorded an income tax benefit of $7.6 million related to the partial reversal of the valuation allowance recorded on our deferred tax assets. The reversal is the direct result of the addition of deferred tax liabilities associated with the acquisition of Continuous Computing during the third quarter of 2011. During the third quarter of 2010 the Company reversed approximately $1.4 million of income tax liabilities that were previously accrued for uncertain tax positions. In addition, during the third quarter of 2010 the Company accrued an additional $400K of income tax contingencies related to an uncertain tax position. The Company believes it is appropriate to exclude these non-recurring tax adjustments from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results and each adjustment had a non-cash benefit during the respective periods.

(g) Income taxes: Income tax provision/ (benefit) associated with non-GAAP adjustments, which is calculated as the net effect of all non-GAAP financial statement adjustments on the Company's overall income tax provision/ (benefit).

CONTACT:
Radisys Corporation
Allen Muhich
Vice President of Finance
503-615-1616
allen.muhich@radisys.com
or
Holly Stephens
Finance and Investor Relations Manager
503-615-1321
holly.stephens@radisys.com